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                                  EXHIBIT 10.14

                                     FORM OF
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (hereafter the "Employment Agreement") made as of October 9, 1997 (the "Effective Date"), by and among Tweedy, Browne Company LLC, a Delaware limited liability company (the "Employer"), and _________, a resident of _________ (the "Employee").

                               W I T N E S S E T H

      WHEREAS, pursuant to a Purchase Agreement, dated as of August 15, 1997 by and among Affiliated Managers Group, Inc., a Delaware corporation ("AMG"), Tweedy, Browne Company L.P., a Delaware limited partnership (the "Predecessor") and the Employee and certain other parties as set forth therein (together with the Employee, the "Partners"), as amended and assigned from AMG to AMG/TBC Holdings, Inc., a Delaware corporation ("Holdings"), pursuant to the Amendment, Waiver and Assignment of Purchase Agreement, dated as of the date hereof, by and among AMG, the Predecessor, the Partners and Holdings (as amended and assigned, the "Purchase Agreement"), on the Effective Date, the Predecessor converted into the Employer and Holdings acquired certain interests in the Employer;

      WHEREAS, the Employer will, on and after the Effective Date, continue the investment advisory businesses of the Predecessor (including acting as an investment manager and investment adviser and sub-advisor to the clients which were clients of the Predecessor);

      WHEREAS, the Employee was a partner of the Predecessor and will receive substantial economic and other benefits if the Predecessor converts into the Employer and Holdings acquires interests in the Employer. (Reference is hereby made to that certain Limited Liability Company Agreement dated as of the Effective Date, as the same may be amended and/or restated from time to time (the "LLC Agreement") and capitalized terms used herein and not otherwise defined shall have the meaning set forth in the LLC Agreement when used in this Employment Agreement);

      WHEREAS, it is a condition precedent to the obligation of AMG and Holdings to consummate the transactions contemplated by the Purchase Agreement that the Employee enter into and on the Effective Date be bound by an employment agreement with the Employer in the form hereof, superseding and replacing any previous employment agreement or arrangement that the Employee may have had with the Employer or the Predecessor, and it is further a condition precedent to the obligation of AMG and Holdings to consummate the transactions contemplated by the Purchase Agreement that each of AMG and Holdings be an intended third-party beneficiary of this Employment Agreement and be entitled to enforce all the provisions hereof as against each of the Employer and the Employee;

      WHEREAS, AMG, Holdings and the Employer recognize the importance of the Employee to the Employer and to the Employer's ability to retain its client relationships, and desire that the
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Employer employ the Employee for the period of employment and upon and subject to the terms herein provided;

      WHEREAS, AMG, Holdings and the Employer wish to be assured that the Employee will not compete with the Employer and its Controlled Affiliates during the period of employment, and will not for a period thereafter compete with the Employer or its Controlled Affiliates, or solicit any Past Client (as hereinafter defined), Present Client, or Potential Clients (as hereinafter defined) of the Predecessor or the Employer and will not, by such competition or solicitation, damage the Employer's goodwill among its clients and the general public;

      WHEREAS, the Employee desires to be employed by the Employer and to refrain from competing with the Employer or soliciting its clients and the clients of the Predecessor for the periods and upon and subject to the terms herein provided; and

      WHEREAS, the Employee has been a partner of, or employed by, the Predecessor for approximately 20 years, has while so employed contributed to the acquisition and retention of the Company's clients, and will continue to seek to acquire and retain clients and to generate goodwill in the future as an officer, employee and agent of the Employer.


                                   AGREEMENTS

      In consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

      SECTION 1. TERM OF EMPLOYMENT. The Employer agrees to employ the Employee for a period of ten (10) years beginning on the Effective Date (the "Term") as an officer of the Employer except as provided herein; and the Employee hereby accepts such employment.

      SECTION 2. COMPENSATION AND BENEFITS. As consideration for the Employee's performance hereunder, the Employer will pay the Employee for his services during the Term hereof such amounts (which may be zero (0)) as shall be determined by the Management Board consistent with the provision of Article III of the LLC Agreement (including, by way of example and not of limitation, the provisions of Section 3.5(a) of the LLC Agreement with regard to the use of Operating Cash Flow), subject to such payroll and withholding deductions as are required by law. Pursuant to the powers vested under Article III, the Employee's compensation (including salary and bonus) will be periodically reviewed and adjusted (with respect to both increases and/or decreases). The Employee shall participate, to the extent he is eligible and in a manner and to an extent that is fair and appropriate in light of his position and duties with the Employer at such time, in all bonus, pension, profit-sharing, group insurance, or other fringe benefit plans which the Employer may hereafter in its sole and absolute discretion make available generally to its officers consistent with the provisions of Article III of the LLC Agreement, but the Employer will not be required to establish any such program or plan. The Employee shall be entitled to such


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vacations and to such reimbursement of expenses as the Employer's policies allow, from time to time, to officers having comparable responsibilities and duties.

      SECTION 3. OFFICE AND DUTIES. During the Term of this Employment Agreement, the Employee shall hold such positions and perform such duties relating to the Employer's businesses and operations as may from time to time be assigned to him in accordance with the provisions of Article III of the LLC Agreement. During the Term of this Employment Agreement and while employed by the Employer, the Employee shall devote substantially all of his working time (which need not, to the extent permitted by the Management Board, be any particular minimum number of hours or be spent at any particular location or locations) to his duties hereunder and shall, to the best of his ability, perform such duties in a manner which will further the business and interests of the Employer.

      SECTION 4. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Employment Agreement, Employee's employment with the Employer shall be terminated during the Term only in the following circumstances:

            (a) At any time by the Manager Member, or by the Employer by action of its Management Board with the prior written consent of the Manager Member, For Cause, it being understood that clause (b) of the definition thereof requires a joint determination by the Manager Member and the Management Board;

            (b) At any time by the Manager Member, or by the Employer by action of its Management Board with the prior written consent of the Manager Member, upon the Permanent Incapacity of the Employee; or

            (c) Upon the death of the Employee.

      Notwithstanding the foregoing, neither the Employer nor the Manager Member shall assert that a resignation by the Employee has occurred following: (a) a change in control of AMG as evidenced by an unaffiliated third party purchasing in excess of forty percent (40%) of the outstanding capital stock of AMG (on a fully converted basis) and thereafter the Manager Member has willfully and repeatedly violated the provisions of Section 3 of the LLC Agreement after sixty
(60) days notice and opportunity to cure, which violations significantly disrupt the Employee's working environment; (b) the consent of the Manager Member to any action with respect to such Employee covered by Section 3.1(g)(v) of the LLC Agreement; or (c) a significant deterioration after the date of this Agreement in the health of the Employee, which deterioration has been described to the reasonable satisfaction of the Employer and the Manager Member in a letter from a licensed physician familiar with the Employee's health. The foregoing sentence is not intended to create any implication that a resignation of the Employee during the term in any other circumstances is or is not compensable.

      Notwithstanding any provision hereof or of the LLC Agreement (of which this Agreement forms a part) to the contrary, upon any exercise by the Manager Member of any of any of its


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rights under Section 3.3(b)(iv) of the LLC Agreement, (A) this Agreement
(including without limitation Section 6 hereof) and the provisions of Sections 3.7, 3.8, 3.9, 3.11, 3.12, 7.1(c), 7.1(d) (other than the first sentence thereunder) and 7.3(c) (commencing with the first words of the proviso thereto and continuing to the end of Section 7.3(c)) of the LLC Agreement, to the extent applicable to the Employee as a Non-Manager Member thereunder, shall terminate automatically and be of no further force and effect, (B) Section 5.4 of the LLC Agreement shall be amended to delete the words "to resign," in the first sentence thereof, (C) Section 7.1(b) of the LLC Agreement shall be amended (i) to delete the words "Original Principal" in each place in which they appear and replace them with the words "Non-Manager Member," (ii) to delete the words "in the year 2003" and "starting with such date in the year 2003" and to replace them with the words "starting immediately," and (iii) to delete the words "Effective Date" and replace them with the words "any date," (D) Sections 7.1(e), 7.2(d) and 7.3.(c) of the LLC Agreement, with respect to the Put Price, Call Price and Repurchase Price applicable to the Employee as a Non-Manager Member thereunder, shall be amended to delete the words "eight and one-half (8.5)" and to replace them with the word "twenty (20)," (E) the third sentence of Section 7.3(e) of the LLC Agreement shall be amended (i) to delete the words "Original Principal"in each place in which they appear and replace them with the words "Non-Manager Member," (ii) to delete the phrase "or, in the case of any other Non-Manager Member . . . " through the close of the following parenthesis and (iii) to delete clause (ii) thereof, and (F) Section 7.4 of the LLC Agreement shall terminate automatically and be of no further force and effect with respect to such Employee as a Non-Manager Member thereunder. In addition, if the Employee notifies the Employer and the Manager Member in writing, each other employee of the Employer and any of its Controlled Affiliates shall be released unconditionally and without penalty of any sort from any non-competition, non-solicitation, confidentiality or similar obligation relating to his employment by the Employer or any of its Controlled Affiliates.

      SECTION 5. ALL BUSINESS TO BE THE PROPERTY OF THE EMPLOYER; ASSIGNMENT OF INTELLECTUAL PROPERTY; CONFIDENTIALITY.

            (a) The Employee agrees that any and all presently existing investment advisory businesses of the Employer (including, for all purposes, in this Section 5, the Predecessor) and its Controlled Affiliates, and all businesses developed by the Employer and its Controlled Affiliates, including by such Employee or any other employee of the Employer for the Employer or any Controlled Affiliate including, without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the Employer or its Controlled Affiliates or earned or carried on by the Employee for the Employer or its Controlled Affiliates other than any such matters that are in the public record (unless they are so available by virtue of a breach of the provisions of this Section 5 or Section 3.8 of the LLC Agreement), and all trade names, service marks and logos under which the Employer or its Controlled Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Employer or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the Employer or such Controlled Affiliate. In addition, the Employee acknowledges and agrees that the investment


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performance of the accounts managed by the Employer was attributable to the efforts of the team of professionals of the Employer and not to the efforts of any single individual, and that therefore, the performance records of the accounts managed by the Employer are and shall be the exclusive property of the Employer.

            (b) The Employee acknowledges that, in the course of performing services hereunder and otherwise, the Employee has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the Employer or its Controlled Affiliates. The Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Employer) any Intellectual Property of the Employer or any Controlled Affiliate thereof that is not publicly available (other than Intellectual Property that is publicly available by virtue of a breach of this Section 5 or Section 3.8 of the LLC Agreement). At the termination of the Employee's services to the Employer, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to the Employer and remain in the Employer's possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

            (c) The Employee acknowledges that, in the course of entering into this Employment Agreement, the Employee has had and, in the course of the operation of the Employer, the Employee will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG or Holdings. The Employee agrees, for the benefit of Employer and its Members, and for the benefit of AMG and Holdings, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than with the consent of the Manager Member) any knowledge or information regarding Intellectual Property of AMG or Holdings that is not otherwise publicly available (other than Intellectual Property that is publicly available by virtue of a breach of this Section 5 or Section 3.8 of the LLC Agreement). At the termination of the Employee's service to the Employer, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to AMG or Holdings, as applicable, and remain in its possession.

      SECTION 6. NON-COMPETITION COVENANT.

            (a) While employed by the LLC or any of its Affiliates, the Employee shall not, without the express written consent of the Manager Member, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the Employer and its Controlled Affiliates, engage in any activity


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described in Section 6(b), including with respect to Section 6(b)(i), without regard to whether such Person is a Client.

            (b) In addition to, and not in limitation of, the provisions of
Section 6(a), the Employee agrees, for the benefit of the Employer, AMG and Holdings, that from and after the termination of his employment with the Employer and continuing until the later of five (5) years following the termination of the Employee's employment with the Employer or any of its Affiliates, or fifteen (15) years from the date hereof, the Employee shall not, without the express written consent of the Manager Member and the Management Board, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the Employer and its Controlled Affiliates:

                  (i) provide Investment Management Services or Brokerage Services to any Person that is a Client of the Employer or any of its Controlled Affiliates;

                  (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of
      (A) causing any funds with respect to which the Employer provides Investment Management Services or Brokerage Services to be withdrawn from such management, or (B) causing any Client of the Employer (including any Potential Clients) not to engage the Employer or any of its Controlled Affiliates to provide Investment Management Services or Brokerage Services for any additional funds;

                  (iii) contact or communicate with, in either case in connection with Investment Management Services or Brokerage Services, whether directly or indirectly, any Client of the Employer; or

                  (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the LLC or any of its Controlled Affiliates to terminate its, his relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving Investment Management Services or Brokerage Services with any employee, agent or consultant or former employee, agent or consultant, of the LLC or its Controlled Affiliates who was employed by or acted as an agent or consultant to the LLC or its Controlled Affiliates at any time preceding the termination of the Employee's employment (excluding for all purposes of this sentence, secretaries and individuals holding other similar positions).

      For purposes of Sections 6(a) and 6(b), in determining who is included in the definition of "Client" of the Employer, (x) the term "Past Client" shall be limited to those Past Clients (as defined in the LLC Agreement) who were advisees or investment advisory clients of, or recipients of Investment Management Services or Brokerage Services from, the Employer (including the Predecessor) or any of its Controlled Affiliates at the date of termination of the Employee's


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employment or at any time during the twelve (12) months immediately preceding the date of such termination (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made for Investment Management Services or Brokerage Services within two (2) years prior to the date of termination of the Employee's employment, and (z) neither the term "Client" nor the term "Person" shall include any Person who is included in the definition of "Immediate Family" with respect to the Employee.

      Notwithstanding the provisions of Sections 6(a) and 6(b) hereof, the Employee may make passive investments in AMG or in a competitive enterprise the shares or other equity interests of which are (A) publicly traded, provided his holding therein, together with any holdings of his Affiliates and members of his Immediate Family, do not exceed five percent (5%) of the outstanding shares of comparable interests in such entity at the time such investments are made or (B) not publicly traded, provided such holdings do not exceed such percentage and such enterprise neither (i) by itself or (ii) with its Affiliates does not derive more than 20% of gross revenues from competitive activities either by itself or together with its Affiliates.

            (c) The Employee, the Employer, AMG and Holdings agree that the periods of time and the unlimited geographic area applicable to the covenants of this Section 6 and of Section 3 are reasonable, in view of: (i) the Employee's status as a long-term, significant partner of the Predecessor which converted into the Employer; (ii) the Employee's member interest in the Employer (including all of the payments and rights with respect thereto under the LLC Agreement); (iii) the Employee's receipt of the consideration required by the Employer under the Purchase Agreement and the payments specified in Section 2 above; (iv) the geographic scope and nature of the business in which the Employer is engaged; (v) the Employee's knowledge of the Employer's (and its predecessor, the Company's, businesses); and (vi) the Employee's relationships with the investment advisory clients of the Employer and the Predecessor. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

            (d) The provisions of this Section 6 and Section 5 shall not be deemed to limit any of the rights of the Employer, AMG or Holdings under the LLC Agreement or under applicable law, but shall be in addition to the rights set forth in the LLC Agreement and those which arise under applicable law.

      SECTION 7. NOTICES. All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered or delivered by recognized overnight courier shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

            (i)   If to the Employer:


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                  Tweedy, Browne Company LLC
                  52 Vanderbilt Avenue
                  New York, NY 10017
                  Attention:  Christopher H. Browne

                  with a copy to:

                  Affiliated Managers Group, Inc.
                  Two International Place, 23rd Floor
                  Boston, MA  02110
                  Attention:  Nathaniel Dalton

            (ii)  if to the Employee:

                  Christopher H. Browne
                  c/o Tweedy, Browne Company LLC
                  52 Vanderbilt Avenue
                  New York, NY 10017

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention: Richard T. Prins, Esq.

            (iii) if to AMG:

                  Affiliated Managers Group, Inc.
                  Two International Place, 23rd Floor
                  Boston, MA 02110
                  Attention:  Nathaniel Dalton, Esq.

                  with a copy to:

                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, MA 02110
                  Attention: Elizabeth Shea Fries, Esq.


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            (iv)  if to Holdings:

                  AMG/TBC Holdings, Inc.
                  c/o Affiliated Managers Group, Inc.
                  Two International Place, 23rd Floor
                  Boston, MA 02110
                  Attention:  Nathaniel Dalton, Esq.

                  with a copy to:

                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, MA 02110
                  Attention: Elizabeth Shea Fries, Esq.

unless and until notice of another or different address shall be given as provided herein.

      SECTION 8. THIRD PARTY BENEFICIARY; ASSIGNABILITY. Each of AMG and Holdings is an intended third party beneficiary of the provisions of this Employment Agreement. This Employment Agreement shall be binding upon and inure to the benefit of the Employer, AMG and Holdings, and to any person or firm who may succeed to substantially all of the assets of the Employer, AMG or Holdings. This Employment Agreement shall not be assignable by the Employee.

      SECTION 9. ENTIRE AGREEMENT. Except as set forth in the following below, this Employment Agreement contains the entire agreement between the Employer and the Employee with respect to the subject matter hereof, and supersedes all prior oral and written agreements between the Employer and the Employee with respect to the subject matter hereof, including without limitation any oral agreements relating to compensation. In the event of any conflict between the provisions hereof and of the LLC Agreement, the provisions hereof shall control.

      SECTION 10. EQUITABLE RELIEF. The Employee recognizes and agrees that the remedy at law of the Employer, AMG or Holdings for any breach of the provisions of Sections 5 or 6 hereof would be inadequate and that for any breach of such provisions by the Employee, the Employer, AMG and Holdings shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Employment Agreement, be entitled to injunctive relief and to enforce their respective rights by an action for specific performance to the extent permitted by law. Should the Employee engage in any activities prohibited by this Employment Agreement, he agrees to pay over to the Employer all compensation received in connection with such activities. Such payment shall not impair any other rights or remedies of the Employer, AMG or Holdings or affect the obligations or liabilities of the Employee under this Employment Agreement or applicable law.


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      SECTION 11. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Employment Agreement or the breach hereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in New York, New York in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the Second Circuit and the U.S. District Court for the Southern District of New York in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Employee for violation of any anti-discrimination law shall not exceed the maximum award to which the Employee would be entitled under the applicable (or most analogous) federal anti-discrimination or civil rights laws. In the event that any person or entity other than the Employee, the Employer, AMG or Holdings may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this
Section 11 shall not preclude any party hereto from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 11.

      SECTION 12. CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 10 of this Employment Agreement, the parties hereby consent to the jurisdiction of the Supreme Court of the State of New York, Manhattan Branch and the United States District Court for the Southern District of New York. Accordingly, with respect to any such court action, the Employee: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process at the address determined pursuant to the provisions of Section 8 hereof; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

      SECTION 13. THIRD-PARTY AGREEMENTS AND RIGHTS. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Employment Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other


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tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

      SECTION 14. LITIGATION AND REGULATORY COOPERATION. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer, AMG or Holdings or their Affiliates which relate to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, the Predecessor). The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer, AMG or Holdings or their Affiliates at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer, AMG, Holdings and their Affiliates in connection with any investigation or review of any federal, state or local regulatory authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, the Predecessor). The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 14.

      SECTION 15. WAIVERS AND FURTHER AGREEMENTS. Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 15, may be waived or modified in whole or in part as against AMG, Holdings, the Employer or the Employee, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof, it being understood that any action under this Section 15 on behalf of the Employer may be taken only with the approval of the Manager Member. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

      SECTION 16. AMENDMENTS; EMPLOYER'S CONSENTS. This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, it being understood that any action under this Section 16 on behalf of the Employer may be taken only with the prior written approval of the Manager Member of the Employer.

      Whenever under this Agreement the consent of the Employer is required, that consent shall only be effective if given with the prior written consent of the Manager Member of the Employer.

      SECTION 17. SEVERABILITY. If any provision of this Employment Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because


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of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

      SECTION 18. GOVERNING LAW. This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York which apply to contracts executed and performed solely in the State of New York.

                           [INTENTIONALLY LEFT BLANK]


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
      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as a sealed instrument as of the date first above written.


EMPLOYEE:                           TWEEDY, BROWNE COMPANY LLC

                                    By: AMG/TBC Holdings, Inc.,
                                        its Managing Member


________________________            By:    ______________________________
EMPLOYEE                            Name:  ______________________________
                                    Title: ______________________________



ACKNOWLEDGMENT:

AFFILIATED MANAGERS GROUP, INC.


By:    ______________________________
Name:  ______________________________
Title: ______________________________

AMG/TBC HOLDINGS, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________


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